UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2016

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road Livermore, CA		94551
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

FormFactor, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2016, at its corporate headquarters at 7005 Southfront Road, Livermore, California 94551. At the meeting, the Company’s stockholders voted on the following three (3) proposals and cast their votes as follows:

Proposal 1 : Election of three Class I directors to the Company’s Board of Directors, each to serve for a term of three years or until their successor has been elected and qualified or until their earlier death, resignation or removal. The director nominees were:

Nominee	For	Withheld	Broker Non-Votes
Lothar Maier	48,315,321	1,100,703	6,971,508
Kelley Steven-Waiss	48,750,524	665,500	6,971,508
Michael W. Zellner	48,318,006	1,098,018	6,971,508

Each director nominee was elected a director of the Company.

Proposal 2 :  Non-binding advisory vote to approve the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
48,316,716	1,060,326	38,982	6,971,508

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Proposal 3 : Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016:

For	Against	Abstain
56,314,681	40,646	32,205

This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	May 23, 2016	By:	/s/ Jason Cohen
			Name:	Jason Cohen
			Title:	Vice President, General Counsel and Secretary